Exhibit 5

April 27, 2012

Nippon Steel Corporation

Sumitomo Metal Industries, Ltd.

Nippon Steel and Sumitomo Metals Nominate Members of the Board of Directors and

Corporate Auditors of Nippon Steel & Sumitomo Metal Corporation

This is to announce that, at the respective meetings of the boards of directors of Nippon Steel Corporation (“Nippon Steel”) and Sumitomo Metal Industries, Ltd. (“Sumitomo Metals”) held today, the nomination of members of the board of directors and corporate auditors of Nippon Steel & Sumitomo Metal Corporation, the integrated company that is planned to be formed on October 1, 2012 (the “Integrated Company”), were decided as set forth below by agreement of Nippon Steel and Sumitomo Metals pursuant to the Master Integration Agreement entered into on September 22, 2011.

The organization of the members of the board of directors and corporate auditors as set forth below is conditioned on (i) the approval of the business integration at the annual shareholders’ meeting of each of Nippon Steel and Sumitomo Metals scheduled to be held on June 26, 2012 and (ii) the approval of the appointment of members of the board of directors and corporate auditors of the Integrated Company at the annual shareholders’ meeting of Nippon Steel.

In addition, (x) the appointment of the members of the board of directors with titles, (y) the appointment of the representative directors and (z) the division of business responsibilities and delegation of office for executive vice presidents and managing directors that will be the members of the board of directors and other matters will be officially determined at the first meeting of the board of directors of the Integrated Company and through other procedures.

Rule 802 Legend

(for those resident in the United States)

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgments.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in the open market or privately negotiated purchases.

I. Board of Directors upon Formation of the Integrated Company (scheduled for October 1, 2012)

Name	Title	Division of Business Responsibilities and Delegation of Office
Shoji MUNEOKA (Currently Representative Director and President of Nippon Steel)	Representative Director, Chairman and CEO

Hiroshi TOMONO (Currently Representative Director and President of Sumitomo Metals)	Representative Director, President and COO

Fumio HOMBE (Currently Representative Director and Executive Vice President of Sumitomo Metals)	Representative Director and Executive Vice President	• Corporate Planning; Group Companies Planning; Accounting & Finance; Raw Materials

Syuichiro KOZUKA (Currently Director and Executive Vice President of Sumitomo Metals)	Representative Director and Executive Vice President

•      Project Leader, Wuhan Tin Mill Project

•      Overseas Business Development; Overseas Offices

•      Cooperating with Executive Vice President S. Higuchi on Pipe & Tube

•      Cooperating with Executive Vice President M. Iwaki on Usiminas Project

Kosei SHINDO (Currently Representative Director and Executive Vice President of Nippon Steel)	Representative Director and Executive Vice President	• General Administration; Legal; Internal Control & Audit; Business Process Innovation; Human Resources; Environment • Cooperating with Executive Vice President M. Iwaki on Safety

Name	Title	Division of Business Responsibilities and Delegation of Office
Masakazu IWAKI (Currently Representative Director and Executive Vice President of Nippon Steel)	Representative Director and Executive Vice President

•      Project Leader, Usiminas Project

•      Intellectual Property; Safety; Technical Administration & Planning; Quality Management; Plant Engineering and Facility Management; Ironmaking Technology; Steelmaking Technology; Slag & Cement

•      Cooperating with Executive Vice President K. Shindo on Environment

Norio KATSUYAMA (Currently Representative Director and Executive Vice President of Nippon Steel)	Representative Director and Executive Vice President	• Director, Technical Research & Development Bureau

Shinya HIGUCHI (Currently Managing Director, Member of the Board of Nippon Steel)	Representative Director and Executive Vice President

•      Marketing Administration & Planning; Export Administration & Planning; Logistics; Project Development; Machinery & Materials Procurement; Steel Products Units; Shanghai-Baoshan Cold-rolled & Coated Sheet Products Project; India Continuous Annealing & Processing Line Project; Domestic Office and Branches

•      Cooperating with Executive Vice President S. Kozuka on Overseas Offices

Kiyotaka NOGI (Currently Director and Senior Managing Executive Officer of Sumitomo Metals)	Managing Director, Member of the Board	• Director, Railway, Automotive & Machinery Parts Unit

Name	Title	Division of Business Responsibilities and Delegation of Office
Katsuhiko OTA (Currently Managing Director, Member of the Board of Nippon Steel)	Managing Director, Member of the Board

•      Project Leader, Shanghai-Baoshan Cold-rolled & Coated Sheet Products Project

•      Corporate Planning; Overseas Business Development; Group Companies Planning; Accounting & Finance; Overseas Offices

•      Rendering Assistance to Executive Vice President M. Iwaki on Usiminas Project

•      Cooperating with General Manager, General Administration Division on Public Relations

Takayoshi MEIGA (Currently Managing Director, Member of the Board of Nippon Steel)	Managing Director, Member of the Board	• Intellectual Property; Safety; Quality Management; Slag & Cement • Rendering Assistance to Executive Vice President S. Higuchi on Steel Products Units

Kinya YANAGAWA (Currently Senior Managing Executive Officer of Sumitomo Metals)	Managing Director, Member of the Board

•      Technical Administration & Planning; Plant Engineering and Facility Management; Ironmaking Technology; Steelmaking Technology

•      Rendering Assistance to Executive Vice President S. Higuchi on Steel Products Units

Soichiro SAKUMA (Currently Managing Director of Nippon Steel)	Managing Director, Member of the Board	• General Administration; Legal; Internal Control & Audit

Name	Title	Division of Business Responsibilities and Delegation of Office
Yasumitsu SAEKI (Currently Director of Nippon Steel)	Managing Director, Member of the Board

•      Director, Flat Products Unit; Director, Bar & Wire Rod Unit; Project Leader, India Continuous Annealing & Processing Line Project

•      Marketing Administration & Planning; Export Administration & Planning; Logistics

Akio MIMURA (Currently Representative Director and Chairman of Nippon Steel)	Director, Member of the Board and Senior Advisor

II. Corporate Auditors upon Formation of the Integrated Company (scheduled for October 1, 2012)

Name	Title
Toshihide TANABE (Currently Corporate Auditor of Nippon Steel)	Senior Corporate Auditor

Hirotomo SUETSUGU (Currently Managing Director of Nippon Steel)	Corporate Auditor

Hirohiko MINATO (Currently Standing Auditor of Sumitomo Metals)	Corporate Auditor

Shigeo KIFUJI (Currently Corporate Auditor of Nippon Steel)	Corporate Auditor

Takao KUSAKARI (Currently Corporate Auditor of Nippon Steel)	Corporate Auditor

Toshiro MUTOH (Currently Auditor of Sumitomo Metals)	Corporate Auditor

Hirotake ABE (Currently Auditor of Sumitomo Metals)	Corporate Auditor

Note:	Messrs. Kifuji, Kusakari, Mutoh and Abe meet the requirements of an outside company auditor as set forth in Article 2, Item 16 of the Companies Act.